Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2026

Completes Additional Accretive Common and Preferred Stock Repurchases

Further Increases Full Year Outlook

ALISO VIEJO, CA – November 6, 2026 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2026.

Third Quarter 2026 Operational Results (as compared to Third Quarter 2025):

•
Net Income (Loss): Net income attributable to common stockholders was $38.7 million, or $0.21 per diluted share, as compared to a net loss attributable to common stockholders of $2.9 million, or $(0.02) per diluted share.
•
RevPAR: RevPAR for all hotels in the portfolio increased 11.4% to $235.22. The average daily rate was $323.55 and occupancy was 72.7%. RevPAR excluding Andaz Miami Beach increased 10.3%.
•
Total RevPAR: Total RevPAR for all hotels in the portfolio increased 10.5% to $394.97. Total RevPAR excluding Andaz Miami Beach increased 9.6%.
•
Hotel Adjusted EBITDAre Margin: Hotel Adjusted EBITDAre Margin, excluding Andaz Miami Beach, increased 50 basis points to 26.7%. Excluding Hilton Key West Resort & Marina, which was under renovation during the quarter, and the impact of one-time items in the current and prior year, margins would have increased approximately 200 basis points.
•
Adjusted EBITDAre: Adjusted EBITDAre increased 8.8% to $54.5 million.
•
Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 17.6% to $0.20.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “Our portfolio performed very well in the third quarter and generated revenue and earnings that meaningfully exceeded our expectations. Our well-located portfolio grew Total RevPAR by over 10% and Adjusted FFO per diluted share by nearly 18%, driven by broad-based strength across demand segments and from the contribution of our recent investments. Given our strong performance in the quarter and our revised expectations for near-term trends, we are once again increasing our full year outlook. While current year fundamentals have been better than expected, we are also encouraged by the trends we are seeing for next year, with robust group pace, further recovery in certain of our markets, and additional contribution from our investment activity.”

Mr. Giglia continued, “Our capital allocation activity this year demonstrates the value creation potential of our strategy. By realizing private market values through opportunistic asset sales and redeploying proceeds into the repurchase of nearly $200 million of our common and preferred stock at meaningful discounts, we have increased Adjusted FFO and NAV per share while preserving our leverage profile. Our strong balance sheet and dynamic approach to capital allocation allow us to remain nimble and deploy capital toward the opportunities we believe will offer the most compelling risk-adjusted returns, whether through investments in our portfolio, acquisitions, or the repurchase of our securities.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts).

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change		2026	2025	Change

Net Income	$40.9	$1.3	2,993.0%		$85.5	$17.4	392.6%
Net Income (Loss) Attributable to Common Stockholders	$38.7	$(2.9)	1,416.1%		$80.6	$5.2	1,442.8%
Net Income (Loss) Attributable to Common Stockholders per Diluted Share	$0.21	$(0.02)	1,150.0%		$0.43	$0.03	1,333.3%

Total Portfolio Operating Statistics (1)
RevPAR	$235.22	$211.15	11.4%		$249.34	$225.00	10.8%
Occupancy	72.7%	68.1%	460	bps	74.4%	70.5%	390	bps
Average Daily Rate	$323.55	$310.06	4.4%		$335.13	$319.15	5.0%
Total RevPAR	$394.97	$357.35	10.5%		$416.18	$378.54	9.9%

Operating Statistics, excluding Andaz Miami Beach (2)
RevPAR	$238.48	$216.20	10.3%		$245.25	$233.37	5.1%
Occupancy	73.8%	69.7%	410	bps	74.6%	73.1%	150	bps
Average Daily Rate	$323.15	$310.18	4.2%		$328.75	$319.25	3.0%
Total RevPAR	$399.89	$364.94	9.6%		$411.07	$392.11	4.8%

Hotel Adjusted EBITDAre Margin, excluding Andaz Miami Beach (2)	26.7%	26.2%	50	bps	28.7%	28.9%	(20)	bps

Adjusted EBITDAre	$54.5	$50.1	8.8%		$198.9	$180.0	10.5%
Adjusted FFO Attributable to Common Stockholders	$37.2	$31.7	17.1%		$146.3	$129.0	13.5%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.20	$0.17	17.6%		$0.79	$0.66	19.7%

(1)
Includes the 13 hotels owned by the Company as of September 30, 2026.
(2)
Includes the 13 hotels owned by the Company as of September 30, 2026 except Andaz Miami Beach due to its renovation activity during 2025.

Recent Developments

Stock Repurchase Program. During the third quarter of 2026, the Company repurchased an aggregate amount of $117.8 million, before expenses, of its common and preferred stock. From the start of this year through November 5, 2026, the Company has allocated a total of $196.9 million, before expenses, into repurchases of its common and preferred stock. The Company believes this repurchase activity has been completed at a discount and generated significant value for its stockholders. As of November 5, 2026, the Company has $310.6 million remaining under its existing stock repurchase program authorization.

•
Common stock: During the third quarter of 2026, the Company repurchased 9,368,434 shares at an average purchase price per share of $10.99 for a total repurchase amount before expenses of $103.0 million. From the start of this year through November 5, 2026, the Company has repurchased 13,748,527 shares at an average purchase price per share of $10.43 for a total repurchase amount before expenses of $143.4 million. The average purchase price per share represents a substantial discount to consensus estimates of net asset value and implies a highly attractive valuation multiple on the Company’s stabilized cash flow.
•
Series H Cumulative Redeemable Preferred Stock: During the third quarter of 2026, the Company repurchased 330,119 shares at an average purchase price per share of $22.30 for a total repurchase amount before expenses of $7.4 million. From the start of this year through November 5, 2026, the Company has repurchased 1,234,583 shares at an average purchase price per share of $21.52 for a total repurchase amount before expenses of $26.6 million. The average repurchase price per share reflects a 13.9% discount to the preferred stock liquidation value.
•
Series I Cumulative Redeemable Preferred Stock: During the third quarter of 2026, the Company repurchased 344,439 shares at an average purchase price per share of $21.69 for a total repurchase amount before expenses of $7.5 million. From the start of this year through November 5, 2026, the Company has repurchased 1,308,051 shares at an average purchase price per share of $20.56 for a total repurchase amount before expenses of $26.9 million. The average repurchase price per share reflects a 17.7% discount to the preferred stock liquidation value.

Balance Sheet and Liquidity Update

As of September 30, 2026, the Company had $317.9 million of cash and cash equivalents, including restricted cash of $81.4 million. The Company ended the third quarter with $817.9 million of liquidity, including available cash and full availability under its $500.0 million revolving credit facility. The Company had total debt of $955.0 million with a weighted average interest rate of 5.22%, including the effect of the Company’s interest rate derivative swaps entered into in October 2026, and no debt maturities until January 2028.

Capital Investments Update

The Company invested $76.6 million into its portfolio during the first nine months of 2026. The Company currently expects to invest approximately $105 million to $115 million into its portfolio in 2026, with a majority of the investment related to the previously completed renovation of the meeting space at Hilton San Diego Bayfront, renovation work at Hilton Key West Resort & Marina, storm-related restoration work at Wailea Beach Resort, and various other projects across the remaining hotels in the portfolio.

2026 Outlook

The Company is updating its 2026 outlook based on Management’s expectations and information available as of the date of this release. Geopolitical developments, changes in economic policies, changes in the health of the economy, or changes in business and consumer sentiment, among other factors, could lead to further revisions to the Company’s outlook or cause the Company to withdraw its outlook altogether.

For the full year 2026, the Company now expects:

Metric ($ in millions, except per share data)	Prior Full Year 2026 Guidance (1)	Current Full Year 2026 Guidance (2)	Change in Full Year 2026 Guidance Midpoint
Net Income	$79 to $89	$92 to $97	+$10.5
Net Income Attributable to Common Stockholders per Diluted Share	$0.37 to $0.42	$0.46 to $0.49	+$0.08
RevPAR Growth (3)	7.0% to 9.0%	9.5% to 10.5%	+200 bps
Total RevPAR Growth (3)	7.0% to 9.0%	8.5% to 9.5%	+100 bps
Adjusted EBITDAre	$245 to $255	$254 to $259	+$6.5
Adjusted FFO Attributable to Common Stockholders	$174 to $184	$184 to $189	+$7.5
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.93 to $0.98	$1.00 to $1.03	+$0.06
Diluted Weighted Average Shares Outstanding	187,000,000	183,500,000	-3,500,000

(1)
Reflects guidance presented on August 6, 2026.
(2)
Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.
(3)
RevPAR and Total RevPAR Growth reflect comparisons to full year 2025 and include all 13 hotels owned by the Company as of the date of this release. Andaz Miami Beach is expected to contribute approximately 450 basis points of RevPAR and Total RevPAR growth.

Full year 2026 guidance is based in part on the following full year assumptions:

•
Full year interest and other income (excluding amounts received from our insurance programs as reimbursement for restoration of property damage) of approximately $7 million to $8 million. This range is unchanged from the Company’s prior estimate.
•
Full year corporate overhead expense (excluding deferred stock amortization and management transition costs) of approximately $19 million. This estimate is $0.5 million lower than the midpoint of the Company’s prior range.
•
Full year interest expense of approximately $46 million to $49 million, including approximately $4 million in amortization of deferred financing costs and $7 million of noncash reduction to interest expense on derivatives. Excluding the noncash interest on derivatives, this range is unchanged from the Company’s prior estimate.
•
Full year preferred stock dividends of approximately $15 million, which includes the Series G, H, and I cumulative redeemable preferred stock. This estimate is $0.5 million lower than the midpoint of the Company’s prior range.

Dividend Update

On November 5, 2026, the Company’s Board of Directors authorized a cash dividend of $0.09 per share of its common stock. The Company’s Board of Directors also authorized cash dividends of $0.937500 per share payable to its Series G cumulative redeemable preferred stockholder, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders, and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The common and preferred dividends will be paid on January 15, 2027 to stockholders of record as of December 31, 2026.

The amount of any future quarterly dividends will be determined by the Company’s Board of Directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter results on November 6, 2026, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-833-461-5787 and reference meeting ID 981 061 229 to listen to the live call. A transcript of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 13 hotels comprised of approximately 6,200 rooms, all of which are operated under nationally recognized brands. Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks, uncertainties, and other factors include, but are not limited to, those described in the sections entitled “Special Note Regarding Forward-Looking Statements,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s 2025 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2026, and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as we do. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to Nareit’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre or Adjusted FFO attributable to common stockholders:

•
Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.
•
Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.
•
Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.
•
Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.
•
Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; non-real estate-related impairment losses; property-level restructuring, severance, and management transition costs; pre-opening costs associated with extensive renovation projects; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, we exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the real estate amortization of our right-of-use assets and related lease obligations (with the exception of our corporate operating lease) as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude gains or losses on the redemptions or repurchases of preferred stock, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,491,537	$2,771,180
Operating lease right-of-use assets, net	3,704	4,418
Cash and cash equivalents	236,521	109,189
Restricted cash	81,365	76,531
Accounts receivable, net	39,817	33,662
Prepaid expenses and other assets, net	42,091	34,025
Total assets	$2,895,035	$3,029,005

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Debt, net of unamortized deferred financing costs	$944,032	$918,086
Operating lease obligations	5,959	7,348
Accounts payable and accrued expenses	52,928	63,146
Dividends and distributions payable	19,547	22,975
Other liabilities	85,968	72,832
Total liabilities	1,108,434	1,084,387
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both September 30, 2026 and December 31, 2025, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 3,644,584 shares issued and outstanding at September 30, 2026 and 4,545,903 shares issued and outstanding at December 31, 2025, stated at liquidation preference of $25.00 per share	91,115	113,648
5.70% Series I Cumulative Redeemable Preferred Stock, 2,836,743 shares issued and outstanding at September 30, 2026 and 3,990,973 shares issued and outstanding at December 31, 2025, stated at liquidation preference of $25.00 per share	70,919	99,774
Common stock, $0.01 par value, 500,000,000 shares authorized, 176,575,057 shares issued and outstanding at September 30, 2026 and 189,709,516 shares issued and outstanding at December 31, 2025	1,766	1,897
Additional paid in capital	2,160,464	2,298,398
Distributions in excess of retained earnings	(603,913)	(635,349)
Total stockholders’ equity	1,786,601	1,944,618

Total liabilities and stockholders’ equity	$2,895,035	$3,029,005

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues
Room	$140,053	$139,523	$469,368	$440,492
Food and beverage	68,601	64,419	221,792	209,573
Other operating	25,064	25,381	79,376	73,095
Total revenues	233,718	229,323	770,536	723,160
Operating expenses
Room	37,818	39,303	122,958	119,272
Food and beverage	50,424	48,717	155,793	150,566
Other operating	7,123	6,337	21,763	18,707
Advertising and promotion	13,083	13,420	41,336	40,758
Repairs and maintenance	10,671	9,954	32,592	29,514
Utilities	7,648	7,832	22,049	21,624
Franchise costs	4,417	4,471	13,962	13,773
Property tax, ground lease and insurance	20,179	19,574	61,734	57,425
Other property-level expenses	27,853	26,926	95,550	88,184
Corporate overhead	6,410	6,970	22,005	24,221
Depreciation and amortization	30,287	33,928	98,724	100,328
Impairment and other losses	—	—	1,639	—
Total operating expenses	215,913	217,432	690,105	664,372
Interest and other income	2,620	3,160	7,944	7,024
Interest expense	(10,729)	(13,412)	(33,788)	(39,258)
Gain (loss) on sale of assets	31,489	—	31,489	(8,751)
Loss on extinguishment of debt	—	(180)	—	(180)
Income before income taxes	41,185	1,459	86,076	17,623
Income tax provision, net	(296)	(137)	(605)	(272)
Net income	40,889	1,322	85,471	17,351
Preferred stock dividends, net of gain on repurchases	(2,196)	(4,262)	(4,844)	(12,125)
Net income (loss) attributable to common stockholders	$38,693	$(2,940)	$80,627	$5,226

Basic and diluted income (loss) per share
Basic and diluted net income (loss) attributable to common stockholders per common share	$0.21	$(0.02)	$0.43	$0.03

Basic weighted average common shares outstanding	181,502	189,253	185,040	195,110
Diluted weighted average common shares outstanding	181,502	189,253	185,212	195,866

Distributions declared per common share	$0.09	$0.09	$0.27	$0.27

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income	$40,889	$1,322	$85,471	$17,351
Depreciation and amortization	30,287	33,928	98,724	100,328
Interest expense	10,729	13,412	33,788	39,258
Income tax provision, net	296	137	605	272
(Gain) loss on sale of assets	(31,489)	—	(31,489)	8,751
Impairment and other losses	—	—	1,639	—
EBITDAre	50,712	48,799	188,738	165,960

Amortization of deferred stock compensation	2,015	1,905	7,461	6,741
Amortization of right-of-use assets and obligations	(233)	(158)	(675)	(458)
Loss on extinguishment of debt	—	180	—	180
(Gain) loss on property damage, net	1,144	(674)	601	(773)
Property-level pre-opening and management transition costs	841	—	959	6,471
Property-level legal settlement costs	—	—	935	—
Management transition costs	—	—	907	1,869
Adjustments to EBITDAre, net	3,767	1,253	10,188	14,030

Adjusted EBITDAre	$54,479	$50,052	$198,926	$179,990

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income	$40,889	$1,322	$85,471	$17,351
Preferred stock dividends, net of gain on repurchases	(2,196)	(4,262)	(4,844)	(12,125)
Real estate depreciation and amortization	29,946	33,581	97,696	99,278
(Gain) loss on sale of assets	(31,489)	—	(31,489)	8,751
Impairment and other losses	—	—	1,639	—
FFO attributable to common stockholders	37,150	30,641	148,473	113,255

Amortization of deferred stock compensation	2,015	1,905	7,461	6,741
Real estate amortization of right-of-use assets and obligations	(200)	(130)	(586)	(390)
Amortization of contract intangibles, net	312	315	941	944
Noncash interest on derivatives, net	(2,995)	(495)	(7,080)	668
Loss on extinguishment of debt	—	180	—	180
(Gain) loss on property damage, net	1,144	(674)	601	(773)
Property-level pre-opening and management transition costs	841	—	959	6,471
Property-level legal settlement costs	—	—	935	—
Management transition costs	—	—	907	1,869
Gain on preferred stock repurchases, net	(1,452)	—	(6,637)	—
Income tax related to hotel disposition	361	—	361	—
Adjustments to FFO attributable to common stockholders, net	26	1,101	(2,138)	15,710

Adjusted FFO attributable to common stockholders	$37,176	$31,742	$146,335	$128,965

FFO attributable to common stockholders per diluted share	$0.20	$0.16	$0.80	$0.58

Adjusted FFO attributable to common stockholders per diluted share	$0.20	$0.17	$0.79	$0.66

Basic weighted average shares outstanding	181,502	189,253	185,040	195,110
Shares associated with unvested restricted stock awards	320	859	405	863
Diluted weighted average shares outstanding	181,822	190,112	185,445	195,973

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2026

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Year Ended
	December 31, 2026
	Low	High

Net income	$92,000	$97,000
Depreciation and amortization	128,000	128,000
Interest expense	47,500	47,500
Income tax provision, net	1,000	1,000
Gain on sale of assets	(31,500)	(31,500)
Impairment and other losses	2,000	2,000
Amortization of deferred stock compensation	9,500	9,500
Property-level pre-opening and management transition costs	2,500	2,500
Property-level legal settlement costs	1,000	1,000
Management transition costs	1,000	1,000
Loss on property damage, net	1,000	1,000
Adjusted EBITDAre	$254,000	$259,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Year Ended
	December 31, 2026
	Low	High

Net income	$92,000	$97,000
Preferred stock dividends, net of gain on repurchases	(7,000)	(7,000)
Net income attributable to common stockholders	85,000	90,000

Real estate depreciation and amortization	127,000	127,000
Gain on sale of assets	(31,500)	(31,500)
Impairment and other losses	2,000	2,000
Amortization of deferred stock compensation	9,500	9,500
Property-level pre-opening and management transition costs	2,500	2,500
Property-level legal settlement costs	1,000	1,000
Management transition costs	1,000	1,000
Loss on property damage, net	1,000	1,000
Amortization of intangibles, net	1,000	1,000
Noncash interest on derivatives, net	(7,000)	(7,000)
Gain on preferred stock repurchases, net	(8,000)	(8,000)
Income tax related to hotel disposition	500	500
Adjusted FFO attributable to common stockholders	$184,000	$189,000

Net income attributable to common stockholders per diluted share	$0.46	$0.49

Adjusted FFO attributable to common stockholders per diluted share	$1.00	$1.03

Diluted weighted average shares outstanding	183,500	183,500

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Total Portfolio Hotel Adjusted EBITDAre Margin	25.1%	24.3%	28.1%	27.7%
Hotel Adjusted EBITDAre Margin, excluding Andaz Miami Beach	26.7%	26.2%	28.7%	28.9%

Actual revenues	$233,718	$229,323	$770,536	$723,160
Sold hotel revenues (1)	(8,556)	(25,600)	(66,589)	(82,793)
Total Portfolio Hotel Revenues	225,162	203,723	703,947	640,367
Andaz Miami Beach revenues (2)	(7,754)	(5,312)	(40,851)	(7,773)
Hotel Revenues, excluding Andaz Miami Beach	$217,408	$198,411	$663,096	$632,594

Net income	$40,889	$1,322	$85,471	$17,351
Non-hotel operating expenses, net (3)	10	(280)	22	(971)
Property-level adjustments (4)	2,244	189	5,909	7,012
Corporate overhead	6,410	6,970	22,005	24,221
Depreciation and amortization	30,287	33,928	98,724	100,328
Impairment and other losses	—	—	1,639	—
Interest and other income	(2,620)	(3,160)	(7,944)	(7,024)
Interest expense	10,729	13,412	33,788	39,258
Gain (loss) on sale of assets	(31,489)	—	(31,489)	8,751
Loss on extinguishment of debt	—	180	—	180
Income tax provision, net	296	137	605	272
Actual Hotel Adjusted EBITDAre	56,756	52,698	208,730	189,378
Sold hotel Adjusted EBITDAre (1)	(325)	(3,139)	(11,031)	(11,843)
Total Portfolio Hotel Adjusted EBITDAre	56,431	49,559	197,699	177,535
Andaz Miami Beach Adjusted EBITDAre (2)	1,637	2,494	(7,652)	5,298
Hotel Adjusted EBITDAre, excluding Andaz Miami Beach	$58,068	$52,053	$190,047	$182,833

(1)
Sold hotel revenues and Adjusted EBITDAre include results for Hyatt Regency San Francisco, which the Company sold in July 2026, and Hilton New Orleans St. Charles, which the Company sold in June 2025.
(2)
Andaz Miami Beach underwent a transformational renovation during 2025, and as a result, our results for the third quarter and first nine months of 2026 are not comparable to those for the same periods in 2025.
(3)
Non-hotel operating expenses, net include the amortization of hotel real estate-related right-of-use assets and obligations, corporate-level current year property taxes and insurance, as well as any prior year property taxes assessed on sold hotels, net of any refunds received.
(4)
Property-level adjustments include non-operational and nonrecurring items. For the three months ended September 30, 2026, adjustments primarily consisted of severe weather-related restoration expenses. For the nine months ended September 30, 2026, adjustments primarily consisted of severe weather-related restoration expenses and legal settlement costs. For the nine months ended September 30, 2025, adjustments primarily consisted of pre-opening costs related to Andaz Miami Beach.